As filed with the Securities and Exchange Commission on October 23, 2007

Registration No. ___________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM SB-2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

GLOBAL INDUSTRIES CORP.
(Name of small business issuer in its charter)

Nevada	8071	68-0659686
(State or jurisdiction	(Primary Standard	(IRS Employer
of incorporation or	Industrial	Identification
organization)	Classification	No.)
Code Number)

Suite #386 – 1917 W. 4th Ave.
Vancouver, British Columbia, Canada V6J 1M7
 (Address and telephone number of principal executive offices and principal place of business or intended principal place of business)

Suite #386 – 1917 W. 4th Ave.
Vancouver, British Columbia, Canada V6J 1M7
Telephone: (604) 719-5380
(Name, address and telephone number of agent for service)

                                                                                                                            Copies to:

David M. Loev		John S. Gillies
The Loev Law Firm, PC		The Loev Law Firm, PC
6300 West Loop South, Suite 280	&	6300 West Loop South, Suite 280
Bellaire, Texas 77401		Bellaire, Texas 77401
Phone: (713) 524-4110		Phone: (713) 524-4110
Fax: (713) 524-4122		Fax: (713) 456-7908

Approximate date of proposed sale to the public: as soon as practicable after the effective date of this Registration Statement.

If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. (X)

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering. ( )

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ( )

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ( )

If delivery of the Prospectus is expected to be made pursuant to Rule 434, check the following box. ( ).

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To be Registered	Amount Being Registered	Proposed Maximum Price Per Share(1)	Proposed Maximum Aggregate Price(1)	Amount of Registration Fee
Common Stock, $0.001 par value per share	5,750,000	$0.10	$575,000	$17.66
Total	5,750,000	$0.10	$575,000	$17.66

(1)  The offering price is the stated, fixed price of $.10 per share until the securities are quoted on the OTC Bulletin Board for the purpose of calculating the registration fee pursuant to Rule 457. This amount is only for purposes of determining the registration fee, the actual amount received by a selling shareholder will be based upon fluctuating market prices once the securities are quoted on the OTC Bulletin Board.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS

GLOBAL INDUSTRIES CORP.

RESALE OF
5,750,000 SHARES OF COMMON STOCK

The selling stockholders listed on page 27 may offer and sell up to 5,750,000 shares of our common stock under this Prospectus for their own account.

We currently lack a public market for our common stock. Selling shareholders will sell at a price of $0.10 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices.

A current Prospectus must be in effect at the time of the sale of the shares of common stock discussed above. The selling stockholders will be responsible for any commissions or discounts due to brokers or dealers. We will pay all of the other offering expenses.

Each selling stockholder or dealer selling the common stock is required to deliver a current Prospectus upon the sale. In addition, for the purposes of the Securities Act of 1933, selling stockholders may be deemed underwriters.

The information in this Prospectus is not complete and may be changed. Selling stockholders may not sell the securities registered herein until the Registration Statement filed with the Securities and Exchange Commission is effective. This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD PURCHASE SHARES ONLY IF YOU CAN AFFORD A COMPLETE LOSS. WE URGE YOU TO READ THE "RISK FACTORS" SECTION BEGINNING ON PAGE 9, ALONG WITH THE REST OF THIS PROSPECTUS BEFORE YOU MAKE YOUR INVESTMENT DECISION.

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE DATE OF THIS PROSPECTUS IS   _________, 2007

TABLE OF CONTENTS

Prospectus Summary	5
Summary Financial Data	7
Risk Factors	9
Use of Proceeds	13
Dividend Policy	13
Legal Proceedings	13
Directors, Executive Officers, Promoters and Control Persons	13
Security Ownership of Certain Beneficial Owners and Management	15
Interest of Named Experts and Counsel	17
Indemnification of Directors and Officers	18
Description of Business	19
Management's Discussion and Analysis of Financial Condition and Results of Operations	21
Description of Property	23
Certain Relationships and Related Transactions	23
Executive Compensation	24
Changes in and Disagreements with Accountants on Accounting	25
and Financial Disclosure	25
Descriptions of Capital Stock	26
Shares Available for Future Sale	26
Plan of Distribution and Selling Stockholders	27
Market for Common Equity and Related Stockholder Matters	30
Additional Information	30
Legal Matters	30
Financial Statements	31
Dealer Prospectus Delivery Obligation	32
Part II	33

PART I - INFORMATION REQUIRED IN PROSPECTUS

PROSPECTUS SUMMARY

The following summary highlights material information found in more detail elsewhere in the Prospectus. It does not contain all of the information you should consider. As such, before you decide to buy our common stock, in addition to the following summary, we urge you to carefully read the entire Prospectus, especially the risks of investing in our common stock as discussed under "Risk Factors." In this Prospectus, the terms "we," "us," "our," "Company," and "Global" refer to Global Industries Corp., a Nevada corporation, "Common Stock" refers to the Common Stock, par value $0.001 per share, of Global Industries Corp. Additionally, unless otherwise stated all amounts listed herein are in United States dollars and amounts proceeded by "CDN" are in Canadian dollars.

We are extra provincially registered under the name PrivateKits.com Inc., in British Columbia, Canada.  We offer a variety of home testing products, including pregnancy tests, ovulation tests, Human Immunodeficiency Virus (“HIV”), Hepatitis C tests and breathalyzer alcohol tests. We sell these tests in Canada and the United States through our websites www.Privatekits.com, www.Privatekits.net and www.RevealHiv.com (which include information that we do not desire to be incorporated by reference into this Registration Statement). These tests can be safely used to obtain confidential and instant results to the tests set forth above. All of the tests we sell are Food and Drug Administration (“FDA”) approved.  We are a development stage company with minimal assets and no sales to date.  We do not manufacture any of the products we sell, but only act as a reseller of such products.  We do not currently maintain an inventory of the products that we resell.

The 5,750,000 shares of Common Stock offered herein by the selling shareholders were purchased by the selling shareholders in offshore transactions pursuant to Regulation S of the Securities Act of 1933, as amended, between May 2006 and April 2007 for aggregate consideration of $57,500 or $0.01 per share.

The following summary is qualified in its entirety by the detailed information appearing elsewhere in this Prospectus. The securities offered hereby are speculative and involve a high degree of risk. See "Risk Factors."

SUMMARY OF THE OFFERING:

Common Stock Offered:	5,750,000 shares by selling stockholders

Common Stock Outstanding Before The Offering:	10,750,000 shares

Common Stock Outstanding After The Offering:	10,750,000 shares

Use Of Proceeds:	We will not receive any proceeds from the shares offered by the selling stockholders. See "Use of Proceeds."

Offering Price:
The offering price of the shares has been arbitrarily determined by us based on estimates of the price that purchasers of speculative securities, such as the shares, will be willing to pay considering the nature and capital structure of our Company, the experience of our officers and Directors and the market conditions for the sale of equity securities in similar companies. The offering price of the shares bears no relationship to the assets, earnings or book value of us, or any other objective standard of value. We believe that no shares will be sold by the selling shareholders prior to us becoming a publicly traded company, at which time the selling shareholders will sell shares based on the market price of such shares. We are not selling any shares of our common stock, and are only registering the re-sale of shares of common stock previously sold by us.

No Market:
No assurance is provided that a market will be created for our securities in the future, or at all. If in the future a market does exist for our securities, it is likely to be highly illiquid and sporadic.

Our Address is:	Suite #386 – 1917 W. 4th Ave.
Vancouver, British Columbia,
Canada V6J 1M7

Our Website Addresses are*:	www.Privatekits.com;
www.RevealHiv.com; and
www.Privatekits.net

* These websites contain information which we do not wish to be incorporated by reference into this registration statement.

SUMMARY FINANCIAL DATA

You should read the summary financial information presented below for the year ended December 31, 2006 and for the three and six month period ending June 30, 2007 and 2006. We derived the summary financial information from our audited financial statements for the year ended December 31, 2006 and our unaudited financial statements for the period ending June 30, 2007, appearing elsewhere in this Prospectus. You should read this summary financial information in conjunction with our plan of operation, financial statements and related notes to the financial statements, each appearing elsewhere in this Prospectus.

STATEMENT OF OPERATIONS

	Three Months Ended	Three Months Ended	Six Months Ended	Six Months Ended	Year ended
	June 30, 2007	June 30, 2006	June 30, 2007	June 30, 2006	December 31, 2006
Expenses:
General and administrative	$ 28	$ 1,879	$ 11,452	$ 1,937	$ 2,476
Net loss	$ 28	$ 1,879	$ 11,452	$ 1,937	$ 2,476

BALANCE SHEET

	June 30, 2007	December 31, 2006
ASSETS
Current assets
Cash	$50,894	$50,995
Total assets	$50,894	$50,995

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$1,860	$500
Advances from shareholder	590	99
Total current liabilities	2,450	599
Total liabilities	2,450	599
Commitments
Stockholders' equity:
Common stock, $.001 par value, 25,000,000 shares authorized, 10,750,000 shares and 10,200,000 shares issued and outstanding	10,750	10,200
Additional paid in capital	51,750	46,800
Subscription receivable	-	(4,000)
Deficit accumulated during the development stage	(14,056)	(2,604)
Total stockholders' equity	48,444	50,396
Total liabilities and stockholders' equity	$50,894	$50,995

RISK FACTORS

The securities offered herein are highly speculative and should only be purchased by persons who can afford to lose their entire investment in us. You should carefully consider the following risk factors and other information in this Prospectus before deciding to become a holder of our common stock. If any of the following risks actually occur, our business and financial results could be negatively affected to a significant extent.

The Company's business is subject to the following Risk Factors (references to "our," "we," "Global" and words of similar meaning in these Risk Factors refer to the Company):

WE MAY NOT BE ABLE TO CONTINUE OUR BUSINESS PLAN AND BUSINESS ACTIVITIES WITHOUT ADDITIONAL FINANCING.

We depend to a great degree on the ability to attract external financing in order to conduct future exploratory activities. We are currently funded solely by our shareholders and we believe that we can continue our business operations for approximately the next three (3) months with our current cash on hand.  We anticipate the need for approximately $200,000 of additional funding to continue our operations for the next twelve (12) months.  We have not generated any revenues to date through sales of products through our website, and can make no assurances that any sales will develop in the future and/or that such sales will be sufficient to support our working capital needs. If we are unable to raise the additional funds required for our business activities in the future, we may be forced to abandon our current business plan.  If you invest in us and we are unable to raise the required funds, your investment could become worthless.

OUR AUDITORS HAVE EXPRESSED SUBSTANTIAL DOUBT AS TO WHETHER OUR COMPANY CAN CONTINUE AS A GOING CONCERN.

We are in our developmental stage. We have not generated sufficient revenues to support our operations to date and have incurred substantial losses. These factors among others indicate that we may be unable to continue as a going concern, particularly in the event that we cannot generate sufficient cash flow to conduct its operations and/or obtain additional sources of capital and financing.

WE LACK AN OPERATING HISTORY WHICH YOU CAN USE TO EVALUATE US, MAKING ANY INVESTMENT IN OUR COMPANY RISKY.

We lack an operating history which investors can use to evaluate our previous earnings, as we were only incorporated in April 2002. Therefore, an investment in us is risky because we have no business history and it is hard to predict what the outcome of our business operations will be in the future.

WE HAVE A POOR FINANCIAL POSITION AND IF WE DO NOT GENERATE REVENUES, WE MAY BE FORCED TO ABANDON OUR BUSINESS PLAN.

We currently have a poor financial position. We have not generated any revenues to date. There is a risk that we will not generate revenues moving forward, and that your investment in us will not appreciate. If we do not generate revenues in the future, we may be forced to abandon our business plan and your securities may become worthless.

WE RELY UPON KEY PERSONNEL AND IF THEY LEAVE US, OUR BUSINESS PLAN AND RESULTS OF OPERATIONS COULD BE ADVERSELY AFFECTED.

We rely heavily on our Chief Executive Officer, Chief Financial Officer, Secretary, and Treasurer, Share Whittle and our Chief Technical Officer, Jason Freeman for our success. Their experience and input create the foundation for our business and they are responsible for the directorship and control over our exploration activities. We do not currently have an employment agreement or "key man" insurance policy on Mr. Whittle or Mr. Freeman. Moving forward, should we lose the services of Mr. Whittle or Mr. Freeman for any reason, we will incur costs associated with recruiting a replacement and delays in our operations. If we are unable to replace them with another suitably trained individual or individuals, we may be forced to scale back or curtail our business plan and exploration activities. As a result of this, your investment in us could become devalued or worthless.

OUR OFFICERS AND DIRECTORS CAN VOTE AN AGGREGATE OF 46.5% OF OUR COMMON STOCK AND WILL EXERCISE SIGNIFICANT CONTROL OVER CORPORATE DECISIONS INCLUDING THE APPOINTMENT OF NEW DIRECTORS.

Shane Whittle and Jason Freeman, our sole officers and Directors can vote an aggregate of 5,000,000 shares or 46.5% of our outstanding common stock. Accordingly, as our largest shareholders, Mr. Whittle and Mr. Freeman will exercise significant control in determining the outcome of corporate transactions or other matters, including the election of directors, mergers, consolidations, the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control. Any investors who purchase shares will be minority shareholders and as such will have little to no say in the direction of the Company and the election of Directors. Additionally, it will be difficult if not impossible for investors to remove Mr. Whittle or Mr. Freeman as Directors of the Company, which will mean that they will remain in control of who serves as officers of the Company as well as whether any changes are made in the Board of Directors. As a potential investor in the Company, you should keep in mind that even if you own shares of the Company's common stock and wish to vote them at annual or special shareholder meetings, your shares will likely have little effect on the outcome of corporate decisions.

THERE IS UNCERTAINTY AS TO YOUR ABILITY TO ENFORCE CIVIL LIABILITIES BOTH IN AND OUTSIDE OF THE UNITED STATES DUE TO THE FACT THAT OUR OFFICERS, DIRECTORS AND ASSETS ARE NOT LOCATED IN THE UNITED STATES.

Our office and our assets are located in Canada. Our current, limited operations are conducted in Canada. Our officers and Directors are located in Canada. As a result, it may be difficult for shareholders to effect service of process within the United States on our officers and Directors. In addition, investors may have difficulty enforcing judgments based upon the civil liability provisions of the securities laws of the Unites States or any state thereof, both in and outside of the United States.

OUR OPERATIONS, IF ANY, WILL BE SUBJECT TO CURRENCY FLUCTUATIONS.

While we currently only have limited operations and have not generated any revenues to date, we believe that our products, if any, will be sold in world markets in United States dollars. As a result, currency fluctuations may affect the cash flow we realize from our future sales, if any. Foreign exchange fluctuations may materially adversely affect our financial performance and results of operations.

IF THE SELLING SHAREHOLDERS SELL A LARGE NUMBER OF SHARES ALL AT ONCE OR IN BLOCKS, THE VALUE OF OUR SHARES WOULD MOST LIKELY DECLINE.

The Selling Shareholders are offering 5,750,000 shares of our common stock through this Prospectus.  They will sell these shares at a fixed price of $0.10 until such time as they are quoted on the OTC Bulletin Board or other quotation system or stock exchange, if at all.  Our common stock is presently not traded on any market or securities exchange, but should a market develop, shares sold at a price below the current market price at which the common stock is trading will cause that market price to decline.  Moreover, the offer or sale of large numbers of shares at any price may cause the market price to fall.  The amount of common stock owned by the Selling Shareholders described in this Prospectus represents approximately 53.5% of the common stock currently outstanding.

WE DO NOT CURRENTLY HAVE A PUBLIC MARKET FOR OUR SECURITIES. IF THERE IS A MARKET FOR OUR SECURITIES IN THE FUTURE, OUR STOCK PRICE MAY BE VOLATILE AND ILLIQUID.

There is currently no public market for our common stock. We hope to engage a market maker to quote our securities on the OTC Bulletin Board in the future. However, we can make no assurances that we will be able to engage a market maker, or that such market maker will be successful in quoting our securities, or that there will be a public market for our common stock in the future. If there is a market for our common stock in the future, we anticipate that such market would be illiquid and would be subject to wide fluctuations in response to several factors, including, but not limited to:

(1)	actual or anticipated variations in our results of operations;

(2)	our ability or inability to generate new revenues;

(3)	increased competition; and

(4)	conditions and trends in the market for medical testing products.

Furthermore, our stock price may be impacted by factors that are unrelated or disproportionate to our operating performance. These market fluctuations, as well as general economic, political and market conditions, such as recessions, interest rates or international currency fluctuations may adversely affect the market price and liquidity of our common stock.

INVESTORS MAY FACE SIGNIFICANT RESTRICTIONS ON THE RESALE OF OUR COMMON STOCK DUE TO FEDERAL REGULATIONS OF PENNY STOCKS.

Once our common stock is listed on the OTC Bulletin Board, it will be subject to the requirements of Rule 15(g)9, promulgated under the Securities Exchange Act as long as the price of our common stock is below $4.00 per share. Under such rule, broker-dealers who recommend low-priced securities to persons other than established customers and accredited investors must satisfy special sales practice requirements, including a requirement that they make an individualized written suitability determination for the purchaser and receive the purchaser's consent prior to the transaction. The Securities Enforcement Remedies and Penny Stock Reform Act of 1990, also requires additional disclosure in connection with any trades involving a stock defined as a penny stock. Generally, the Commission defines a penny stock as any equity security not traded on an exchange or quoted on NASDAQ that has a market price of less than $4.00 per share. The required penny stock disclosures include the delivery, prior to any transaction, of a disclosure schedule explaining the penny stock market and the risks associated with it. Such requirements could severely limit the market liquidity of the securities and the ability of purchasers to sell their securities in the secondary market.

USE OF PROCEEDS

We will not receive any proceeds from the resale of common stock by the Selling Stockholders.

DIVIDEND POLICY

To date, we have not declared or paid any dividends on our outstanding shares. We currently do not anticipate paying any cash dividends in the foreseeable future on our common stock. Although we intend to retain our earnings to finance our operations and future growth, our Board of Directors will have discretion to declare and pay dividends in the future. Payment of dividends in the future will depend upon our earnings, capital requirements and other factors, which our Board of Directors may deem relevant.

LEGAL PROCEEDINGS

From time to time, we may become party to litigation or other legal proceedings that we consider to be a part of the ordinary course of our business. We are not currently involved in legal proceedings that could reasonably be expected to have a material adverse effect on our business, prospects, financial condition or results of operations. We may become involved in material legal proceedings in the future.

DIRECTORS, EXECUTIVE OFFICERS,
PROMOTERS AND CONTROL PERSONS

The following table sets forth the name, age and position of each of our directors and executive officers. There are no other persons who can be classified as a promoter or controlling person of us. Our officers and directors are as follows:

Name	Age	Position

Shane Whittle	31	Chief Executive Officer, President,
		Principal Financial Officer,
		Secretary and Director

Jason Freeman	31	Chief Technical Officer and Director

Shane Whittle
Chief Executive Officer, President, Principal Financial Officer, Secretary and Director

Shane Whittle has served as our Chief Executive Officer, President, Principal Financial Officer, Secretary and Director since our incorporation in April 2002.  Mr. Whittle served as President, Director and Secretary of Einscribe Inc., a company in the business of online document editing services for students and businesses from January 2000 until June 2005.  From January 2003 to October 2004, Mr. Whittle performed investor relations services for and served as a Marketing Manager and Operations Leader for Universco BroadBand Network. From June 1994 to September 2004, Mr. Whittle served as an event planning consultant with Velvet Groove Entertainment.  From February 1997 to September 1999, Mr. Whittle served as the Manager of the Cactus Club Restaurant chain.

Mr. Whittle received a Business Administration degree from Capilano College in North Vancouver, British Columbia in 2001.

Mr. Whittle spends approximately 10 hours per week on Company matters.

Jason Freeman
Chief Technical Officer and Director

Jason Freeman has served as our Chief Technical Officer and Director since April 2002. Since May 2004, Mr. Freeman has worked at the Provincial Health Services Authority (“PHSA”), serving as a Senior Systems Administrator since May 2006 and as a System Administrator from May 2004 through May 2006. From May 1999 to May 2004, Mr. Freeman served as a Client Support Analyst with BC Cancer Agency, and from June 2001 to August 2002, Mr. Freeman served as a Senior Programmer with Dotpick R&D (OOB).

Mr. Whittle received a Business Administration degree from Capilano College in North Vancouver, British Columbia in 1999.

Mr. Freeman spends approximately 10 hours per week on Company matters and 35 hours per week working for the PHSA.

Our Directors are elected annually and hold office until our next annual meeting of the shareholders and until their successors are elected and qualified. Officers will hold their positions at the pleasure of the Board of Directors, absent any employment agreement. Our officers and Directors may receive compensation as determined by us from time to time by vote of the Board of Directors. Such compensation might be in the form of stock options. Directors may be reimbursed by the Company for expenses incurred in attending meetings of the Board of Directors. Vacancies in the Board are filled by majority vote of the remaining directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT

The following table provides the names and addresses of each person known to own directly or beneficially more than a 5% of the outstanding common stock (as determined in accordance with Rule 13d-3 under the Exchange Act) as of October 1, 2007 and by the officers and directors, individually and as a group. Except as otherwise indicated, all shares are owned directly.

Shareholder Name	Shares Held	Percentage (1)

Shane Whittle Chief Executive Officer, President, Principal Financial Officer, Secretary and Director Suite #386 – 1917 W. 4th Ave. Vancouver, British Columbia Canada V6J 1M7	2,500,000	23.3%

Jason Freeman Chief Technical Officer and Director Suite #386 – 1917 W. 4th Ave. Vancouver, British Columbia Canada V6J 1M7	2,500,000	23.3%

Jack and Helen Whittle (2) 2840 Mount Seymour Parkway, North Vancouver, British Columbia V7H 1E9	750,000	11.1%

David and Natasha Lietzmann (3) 121 W. 21st Street, North Vancouver, British Columbia, Canada V7M 1Z1	700,000	6.5%

Total of all officers and Directors a Group (2 Persons)	5,000,000	46.6%

(1)	Based on 10,750,000 shares outstanding as of October 1, 2007.

(2)
Our Chief Executive Officer and Director, Shane Whittle’s father and mother.  Includes 750,000 shares of common stock held by Jack Whittle and 440,000 shares of common stock held by Helen Whittle, which shares they are deemed to beneficially own due to the fact that they are husband and wife.

(3)
Our Chief Executive Officer and Director, Shane Whittle’s sister and brother in law.  David Lietzmann holds 500,000 shares of our common stock and Natasha, his wife holds 200,000 shares of common stock, which shares they are both deemed to beneficially own due to the fact that they are husband and wife.

INTEREST OF NAMED EXPERTS AND COUNSEL

This Form SB-2 Registration Statement was prepared by our counsel, The Loev Law Firm, PC.  Neither The Loev Law Firm, PC, nor any affiliates of The Loev Law Firm, PC, hold any interest, contingent or otherwise in us or our securities.

EXPERTS

The financial statements of the Company as of December 31, 2006 and 2005, included in this Prospectus have been audited by LBB & Associates Ltd., LLP our independent auditors, as stated in their report appearing herein and have been so included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Nevada Revised Statutes and our Articles of Incorporation allow us to indemnify our officers and directors from certain liabilities and our Bylaws state that we shall indemnify every (i) present or former Director, advisory director or officer of us, (ii) any person who while serving in any of the capacities referred to in clause (i) served at the our request as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, and (iii) any person nominated or designated by (or pursuant to authority granted by) the Board of Directors or any committee thereof to serve in any of the capacities referred to in clauses (i) or (ii) (each an "Indemnitee").

Our Bylaws provide that we shall indemnify an Indemnitee against all judgments, penalties (including excise and similar taxes), fines, amounts paid in settlement and reasonable expenses actually incurred by the Indemnitee in connection with any proceeding in which he was, is or is threatened to be named as defendant or respondent, or in which he was or is a witness without being named a defendant or respondent, by reason, in whole or in part, of his serving or having served, or having been nominated or designated to serve, if it is determined that the Indemnitee (a) conducted himself in good faith, (b) reasonably believed, in the case of conduct in his Official Capacity, that his conduct was in our best interests and, in all other cases, that his conduct was at least not opposed to our best interests, and (c) in the case of any criminal proceeding, had no reasonable cause to believe that his conduct was unlawful; provided, however, that in the event that an Indemnitee is found liable to us or is found liable on the basis that personal benefit was improperly received by the Indemnitee, the indemnification (i) is limited to reasonable expenses actually incurred by the Indemnitee in connection with the Proceeding and (ii) shall not be made in respect of any Proceeding in which the Indemnitee shall have been found liable for willful or intentional misconduct in the performance of his duty to us.

Other than in the limited situation described above, our Bylaws provide that no indemnification shall be made in respect to any proceeding in which such Indemnitee has been (a) found liable on the basis that personal benefit was improperly received by him, whether or not the benefit resulted from an action taken in the Indemnitee's official capacity, or (b) found liable to us. The termination of any proceeding by judgment, order, settlement or conviction, or on a plea of nolo contendere or its equivalent, is not of itself determinative that the Indemnitee did not meet the requirements set forth in clauses (a) or (b) above. An Indemnitee shall be deemed to have been found liable in respect of any claim, issue or matter only after the Indemnitee shall have been so adjudged by a court of competent jurisdiction after exhaustion of all appeals therefrom. Reasonable expenses shall, include, without limitation, all court costs and all fees and disbursements of attorneys for the Indemnitee. The indemnification provided shall be applicable whether or not negligence or gross negligence of the Indemnitee is alleged or proven.

Neither our Bylaws nor our Articles of Incorporation include any specific indemnification provisions for our officers or Directors against liability under the Securities Act of 1933, as amended. Additionally, insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

DESCRIPTION OF BUSINESS

HISTORY

We were incorporated as Global Industries Corp. in Nevada on April 18, 2002 and extra provincially registered in British Columbia Canada in September 2005, under the name “Privatekits.com Inc.”  We operate the websites www.privatekits.com, www.privatekits.net, and www.RevealHiv.com, which include information that we do not desire to be incorporated by reference into this registration statement.

We operate as a web based company which plans to resell confidential; Food and Drug Administration (“FDA”) approved home testing products including pregnancy tests, ovulation tests, Human Immunodeficiency Virus (“HIV”), Hepatitis C tests and breathalyzer alcohol tests. Tests purchased by our clients over our website are mailed directly to our customers in plain unmarked packaging, ensuring the protection of privacy at every level of the process.  We have not made any sales to date, and do not manufacture or test any of the products we sell on our website.  All of the testing, approval and manufacturing of the products we sell are done by third parties.  We plan to resell such products to individual customers through our website.  We do not currently maintain an inventory of the products we plan to resell.

We plan to offer an affiliate program as part of our promotional efforts. Through this affiliate program, we plan to pay commissions to other websites who generate test kit sales through banners on their websites. Affiliate websites need only to provide a link to privatekits.com, which in turn operates the order processing, shipping, and customer service.  We do not currently have an affiliate program in place as of the date of this filing.

EMPLOYEES

We do not currently have any employees other than our officers and Directors, Shane Whittle and Jason Freeman, who both spend approximately 10 hours per week on Company matters.  Neither Mr. Whittle nor Mr. Freeman are paid or accrue a salary from the Company in consideration for their services.

COMPETITION

We will compete with various other websites which already sell the products we plan to sell to customers, which may already have an established brand name and/or name recognition and may be able to undercut the prices we plan to charge for our products.  Furthermore, we will compete against local and chain drugstores which may offer the products we sell, and may be able to offer such products at lower prices than we charge due to the fact that such competitors will not need to factor in shipping costs to and from Canada.

DEPENDENCE ON ONE OR A FEW MAJOR CUSTOMERS

We have not sold any products to date and therefore have no customers. Moving forward, we hope to build awareness of our website and products on the internet and begin making sales through our website.  In the event that we are able to sell our products through the internet, we do not anticipate relying on a small number of customers for our sales, but hope to encourage sales from numerous individual customers in both Canada and the United States.

PATENTS, TRADEMARKS AND LICENSES

We do not currently have any patents, trademarks or licenses and do not have any immediate plans to apply for any such intellectual property.

BRITISH COLUMBIA REGISTRATION

We are registered as an extra provincial company under the Business Corporations Act of British Columbia, with an assumed name of Privatekits.com Inc.

NEED FOR GOVERNMENT APPROVAL

As we only plan to act as a reseller of testing kits, and not actually manufacture or receive approval for any kits, any required government approvals will be taken care of by the manufacturers of the testing kits themselves and we will not need to receive any government approval to resell our products.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion should be read in conjunction with our financial statements.

PLAN OF OPERATION FOR THE NEXT TWELVE MONTHS

We believe that we will be able to continue our business operations for the next three (3) months with the current cash we have on hand, assuming that our expenses remain constant.  We anticipate the need for approximately $200,000 in the next twelve (12) months to continue our business operations and begin the marketing of our products throughout the internet.  We have not made any sales of our products to date, and can make no assurances that material sales will develop in the future, if at all.  Moving forward, we hope to build awareness of our website, www.privatekits.com and in turn create demand for our products and sales, of which there can be no assurance.

COMPARISON OF OPERATING RESULTS

For the three months ended June 30, 2007, compared to the three months ended June 30, 2006

We have not generated any sales revenue to date.

We had general and administrative expenses of $28 for the three months ended June 30, 2007, compared to $1,879 for the three months ended June 30, 2006, a decrease of $1,851 from the prior period.  The main reason for the decrease in general and administrative expenses was due to certain costs associated with the review and audit of our financial statements by our auditors during the three months ended June 30, 2006, which expenses were not represented during the three months ended June 30, 2007.

We had a net loss of $28 for the three months ended June 30, 2007, compared to a net loss of $1,879 for the three months ended June 30, 2006, a decrease in net loss of $1,851 from the prior period.

For the six months ended June 30, 2007, compared to the six months ended June 30, 2006

We have not generated any sales revenue to date.

We had general and administrative expenses of $11,452 for the six months ended June 30, 2007, compared to $1,937 for the six months ended June 30, 2006, an increase in expenses of $9,515 from the prior period.  The main reasons for the increase in expenses were due to increased expenses associated with the preparation of this Form SB-2 Registration Statement and the financial statements contained herein during the six months ended June 30, 2007, which expenses were not represented in such significant amounts during the six months ended June 30, 2006.

We had a net loss of $11,452 for the six months ended June 30, 2007, compared to $1,937 for the six months ended June 30, 2006.

For the year ended December 31, 2005, compared to the year ended December 31, 2006

We did not generate any sales revenue for the year ended December 31, 2005 nor for the year ended December 31, 2006, and have not generated any sales revenue to date.

We had general and administrative expenses of $2,476 for the year ended December 31, 2006, compared to general and administrative expenses of $128 for the year ended December 31, 2005.

We had a net loss of $2,476 for the year ended December 31, 2006, compared to a net loss of $128 for the year ended December 31, 2005.

LIQUIDITY AND CAPITAL RESOURCES

We had total assets, consisting solely of current assets of cash of $50,894 as of June 30, 2007.

We had total liabilities consisting solely of current liabilities of $2,450 as of June 30, 2007.  Current liabilities included $1,860 of accounts payable and accrued liabilities and $590 of advances from shareholder in connection with amounts advanced to us by Shane Whittle, our Chief Executive Officer.

We had working capital of $48,444 and a total accumulated deficit of $14,056 as of June 30, 2007.

We had net cash flows used in operating activities of $10,092 for the six months ended June 30, 2007, which included $11,452 of net loss offset by $1,360 of accounts payable and accrued liabilities.

We had $9,991 of cash flows provided by financing activities for the six months ended June 30, 2007, which included $9,500 of proceeds from the sale of common stock and $491 of shareholder advances.

We have no current commitment from our officers and Directors or any of our shareholders to supplement our operations or provide us with financing in the future. If we are unable to raise additional capital from conventional sources and/or additional sales of stock in the future, we may be forced to curtail or cease our operations. Even if we are able to continue our operations, the failure to obtain financing could have a substantial adverse effect on our business and financial results.

In the future, we may be required to seek additional capital by selling debt or equity securities, selling assets, or otherwise be required to bring cash flows in balance when we approach a condition of cash insufficiency. The sale of additional equity or debt securities, if accomplished, may result in dilution to our then shareholders. We provide no assurance that financing will be available in amounts or on terms acceptable to us, or at all.

DESCRIPTION OF PROPERTY

Our Chief Executive Officer, Shane Whittle provides us office space at his home.  We do not pay any rental fees to Mr. Whittle in connection with the use of the office space, and neither we nor Mr. Whittle have any immediate plans to seek additional office space and Mr. Whittle has no plans to charge us rental fees in connection with the use of the office space.

CERTAIN RELATIONSHIPS AND
RELATED TRANSACTIONS

On or around February 28, 2006, we sold Shane Whittle, our Chief Executive Officer and Director two million five hundred thousand (2,500,000) shares of common stock and Jason Freeman, our Chief Technical Officer and Director two million five hundred thousand (2,500,000) shares of restricted common stock in consideration for an aggregate of $5,000 or $0.001 per share.

Mr. Whittle provides us office space free of charge as described above under “Description of Property.”

EXECUTIVE COMPENSATION

Name & Principal Position	Year	Salary ($)	Other(1) Annual Compensation	Restricted Stock Awards	Total Compensation (1)

Shane Whittle	2006	$0	$0	$0	$0
CEO, President,	2005	$0	$0	$0	$0
Principal Accounting Officer, Secretary and Director	2004	$0	$0	$0	$0

Jason Freeman	2006	$0	$0	$0	$0
CTO and Director	2005	$0	$0	$0	$0
	2004	$0	$0	$0	$0

* Does not include perquisites and other personal benefits in amounts less than 10% of the total annual salary and other compensation. Other than the individual listed above, we had no executive employees or Directors during the years listed above.

(1) No Executive Officer received any bonus, restricted stock awards, options, non-equity incentive plan compensation, or nonqualified deferred compensation earnings during the last three fiscal years, and no salaries are being accrued.

Neither Mr. Whittle nor Mr. Freeman has ever drawn any salary from the Company, nor do they have any employment or consulting agreements with the Company.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON
ACCOUNTING AND FINANCIAL  DISCLOSURE

None.

DESCRIPTION OF CAPITAL STOCK

We have authorized capital stock consisting of 25,000,000 shares of common stock, $0.001 par value per share. As of October 1, 2007, we had 10,750,000 shares of common stock issued and outstanding.

COMMON STOCK

The holders of outstanding shares of common stock are entitled to receive dividends out of assets or funds legally available for the payment of dividends of such times and in such amounts as the board from time to time may determine. Holders of common stock are entitled to one vote for each share held on all matters submitted to a vote of shareholders. There is no cumulative voting of the election of directors then standing for election. The common stock is not entitled to pre-emptive rights and is not subject to conversion or redemption. Upon liquidation, dissolution or winding up of our company, the assets legally available for distribution to stockholders are distributable ratably among the holders of the common stock after payment of liquidation preferences, if any, on any outstanding payment of other claims of creditors. Each outstanding share of common stock is, and all shares of common stock to be outstanding upon completion of this Offering will upon payment therefore be, duly and validly issued, fully paid and non-assessable.

SHARES AVAILABLE FOR FUTURE SALE

Upon the date of this Prospectus, there are 10,750,000 shares of common stock issued and outstanding. Upon the effectiveness of this registration statement, 5,750,000 shares of common stock to be resold pursuant to this Prospectus will be eligible for immediate resale in the public market if and when any market for the common stock develops, without limitation. No public market currently exists for the Company's common stock.

The remaining 5,000,000 shares of our issued and outstanding common stock which are not being registered pursuant to this registration statement will be subject to the resale provisions of Rule 144. Sales of shares of common stock in the public markets may have an adverse effect on prevailing market prices for the common stock.

Rule 144 governs resale of "restricted securities" for the account of any person (other than an issuer), and restricted and unrestricted securities for the account of an "affiliate" of the issuer. Restricted securities generally include any securities acquired directly or indirectly from an issuer or its affiliates which were not issued or sold in connection with a public offering registered under the Securities Act. An affiliate of the issuer is any person who directly or indirectly controls, is controlled by, or is under common control with, the issuer. Affiliates of the Company may include its directors, executive officers, and persons directly or indirectly owning 10% or more of the outstanding common stock. Under Rule 144 unregistered resales of restricted common stock cannot be made until it has been held for one year from the later of its acquisition from the Company or an affiliate of the Company.

Thereafter, shares of common stock may be resold without registration subject to Rule 144's volume limitation, aggregation, broker transaction, notice filing requirements, and requirements concerning publicly available information about the Company ("Applicable Requirements"). Resales by the Company's affiliates of restricted and unrestricted common stock are subject to the Applicable Requirements. The volume limitations provide that a person (or persons who must aggregate their sales) cannot, within any three-month period, sell more than the greater of one percent of the then outstanding shares, or the average weekly reported trading volume during the four calendar weeks preceding each such sale. A non-affiliate may resell restricted common stock which has been held for two years free of the Applicable Requirements.

PLAN OF DISTRIBUTION AND SELLING STOCKHOLDERS

This Prospectus relates to the resale of 5,750,000 shares of common stock by the selling stockholders. The table below sets forth information with respect to the resale of shares of common stock by the selling stockholders. We will not receive any proceeds from the resale of common stock by the selling stockholders for shares currently outstanding. None of the selling stockholders are broker-dealers or affiliates of broker-dealers. None of the selling stockholders have had a material relationship with us since our inception.

Selling Stockholders
Shareholder		Date Shares Acquired (1)	Shares Beneficially Owned Before Resale	Amount Offered (Assuming all shares immediately sold)	Shares Beneficially Owned After Resale (2)
Andersen, Rob	(3)	April 2007	150,000	150,000	-
Anderson, Tor	(3)	April 2007	150,000	150,000	-
Bruce, Robert		May 2006	400,000	400,000	-
Cameron, Charlie		May 2006	500,000	500,000	-
Carleton, Koby		June 2006	75,000	75,000	-
Freeman, Norma	(4)	May 2006	300,000	300,000	-
Gee, Sherman		May 2007	240,000	240,000	-
Horton, Chad		April 2007	50,000	50,000	-
Kottmeier, Eira		April 2007	100,000	100,000	-
Lange, Tyler		May 2007	100,000	100,000	-
Lietzmann, David	(5)	April 2006	500,000	500,000	-
Lietzmann, Natasha	(5)	April 2006	200,000	200,000	-
Mang, Gary		October 2006	250,000	250,000	-
Nelson, Dana		October 2006	150,000	150,000	-
Noddin, Rusty		May 2006	10,000	10,000	-
Ogen, Darren		October 2006	50,000	50,000	-
Sanders, Natasha		May 2007	160,000	160,000	-
Seymour, Melinda		October 2006	50,000	50,000	-
Stirling, Capri		May 2006	25,000	25,000	-
Taylor, Theran		February 2007	200,000	200,000	-
Turnbull, Seamus		May 2006	30,000	30,000	-
Ugene, Darren		May 2006	125,000	125,000	-
Virgo, Geoff		May 2006	100,000	100,000	-
Whitmore, Joel		May 2006	45,000	45,000	-
Whittle, Helen	(6)	April 2006	440,000	440,000	-
Whittle, Jack	(6)	April 2006	750,000	750,000	-
Whittle, Nicole	(6)	October 2006	500,000	500,000	-
Wilkins, Josh		May 2006	100,000	100,000	-
		TOTALS	5,750,000	5,750,000	-

(1) All of the shares of common stock offered by the Selling Shareholders were acquired from the Company in connection with Offshore Subscription Agreements pursuant to Regulation S of the Securities Act of 1933, as amended, for consideration of $0.01 per share.

(2) Assuming all shares offered herein are sold.

(3) Tor and Rob Andersen are brothers.

(4) Norma Freeman is Jason Freeman's, our Chief Technical Officer’s, mother.

(5) David Lietzmann is Shane Whittle, our Chief Executive Officer’s brother in law, and Natasha Lietzmann, Mr. Lietzmann’s wife, is Shane Whittle’s sister.

(6) Jack Whittle is Shane Whittle’s father, Helen Whittle is Shane Whittle’s mother, and Nicole Whittle is Shane Whittle’s sister.

Upon the effectiveness of this registration statement, the 5,750,000 offered by the selling stockholders pursuant to this Prospectus may be sold by one or more of the following methods, without limitation:

o	ordinary brokerage transactions and transactions in which the broker-dealer solicits the purchaser;

o	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

o	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

o	an exchange distribution in accordance with the rules of the applicable exchange;

o	privately-negotiated transactions;

o	broker-dealers may agree with the Selling Security Holders to sell a specified number of such shares at a stipulated price per share;

o	a combination of any such methods of sale; and

o	any other method permitted pursuant to applicable law.

The Selling Security Holders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this Prospectus.

We currently lack a public market for our common stock. Selling shareholders will sell at a price of $0.10 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices.

The offering price of the shares has been arbitrarily determined by us based on estimates of the price that purchasers of speculative securities, such as the shares offered herein, will be willing to pay considering the nature and capital structure of our Company, the experience of the officers and Directors, and the market conditions for the sale of equity securities in similar companies. The offering price of the shares bears no relationship to the assets, earnings or book value of our Company, or any other objective standard of value. We believe that only a small number of shares, if any, will be sold by the selling shareholders, prior to the time our common stock is quoted on the OTC Bulletin Board, at which time the selling shareholders will sell their shares based on the market price of such shares. The Company is not selling any shares pursuant to this Registration Statement and is only registering the re-sale of securities previously purchased from us.

The Selling Security Holders may pledge their shares to their brokers under the margin provisions of customer agreements. If a Selling Security Holder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares.

The Selling Security Holders may sell their shares of common stock short and redeliver our common stock to close out such short positions; however, the Selling Security Holders may not use shares of our common stock being registered in the Registration Statement to which this Prospectus is a part to cover any short positions entered into prior to the effectiveness of such Registration Statement. If the Selling Security Holders or others engage in short selling it may adversely affect the market price of our common stock.

Broker-dealers engaged by the Selling Security Holders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Security Holders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. It is not expected that these commissions and discounts will exceed what is customary in the types of transactions involved.

The Selling Security Holders may be deemed to be an "underwriter" within the meaning of the Securities Act in connection with such sales. Therefore, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

MARKET FOR COMMON EQUITY
AND RELATED STOCKHOLDER MATTERS

No established public trading market exists for our common stock. We have no shares of common stock subject to outstanding options or warrants to purchase, or securities convertible into, our common stock. We have no outstanding shares of Preferred Stock. Except for this offering, there is no common stock that is being, or has been proposed to be, publicly offered. As of October 1, 2007, there were 10,750,000 shares of common stock outstanding, held by approximately 30 shareholders of record.

ADDITIONAL INFORMATION

Our fiscal year ends on December 31. We plan to furnish our shareholders annual reports containing audited financial statements and other appropriate reports, where applicable. In addition, we intend to become a reporting company and file annual, quarterly, and current reports, and other information with the SEC, where applicable. You may read and copy any reports, statements, or other information we file at the SEC's public reference room at 100 F. Street, N.E., Washington D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. Our SEC filings are also available to the public on the SEC's Internet site at http\\www.sec.gov.

LEGAL MATTERS

Certain legal matters with respect to the issuance of shares of common stock offered hereby will be passed upon by The Loev Law Firm, PC, Bellaire, Texas.

FINANCIAL STATEMENTS

The Financial Statements required by Item 310 of Regulation S-B are stated in U.S. dollars and are prepared in accordance with U.S. Generally Accepted Accounting Principles. The following financial statements pertaining to Global Industries Corp. are filed as part of this Prospectus.

Table of Contents to Financial Statements

Unaudited June 30, 2007 Financial Statements:

Balance Sheet	F-2
Statements of Operations	F-3
Statements of Cash Flows	F-4
Notes to Unaudited Financial Statements	F-5

Audited December 31, 2006 Financial Statements

GLOBAL INDUSTRIES CORP.
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEET
(unaudited)

June 30, 2007
ASSETS
Current assets
Cash	$50,894
Total assets	$50,894
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$1,860
Advances from shareholder	590
Total current liabilities	2,450
Total liabilities	2,450

Stockholders' equity:
Common stock, $.001 par value, 25,000,000 shares authorized, 10,750,000 shares issued and outstanding	10,750
Additional paid in capital	51,750
Deficit accumulated during the development stage	(14,056)
Total stockholders' equity	48,444
Total liabilities and stockholders' equity	$50,894

See accompanying summary of accounting policies and notes to financial statements.

GLOBAL INDUSTRIES CORP.
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF OPERATION
Three and Six Months Ended June 30, 2007
Three and Six Months Ended June 30, 2006 and
Period from April 18, 2002 (Inception) through June 30, 2007
(unaudited)

	Three Months Ended	Three Months Ended	Six Months Ended	Six Months Ended	Inception through June 30,
	June 30, 2007	June 30, 2006	June 30, 2007	June 30, 2006	2007

Expenses:
General and administrative	$28	$1,879	$11,452	$1,937	$14,056
Net loss	$28	$1,879	$11,452	$1,937	$14,056
Net loss per share:
Basic and diluted	$(0.00)	$(0.00)	$(0.00)	$(0.00)
Weighted average shares outstanding:
Basic and diluted	10,637,222	5,000,000	10,361,050	3,315,217

See accompanying summary of accounting policies and notes to financial statements.

GLOBAL INDUSTRIES CORP.
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF CASH FLOWS
Six Months Ended June 30, 2007 and 2006
and from April 18, 2002 (Inception) through June 30, 2007
(unaudited)

	Six Months Ended June 30	Six Months Ended June 30	Inception through June 30,
	2007	2006	2007

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(11,452)	$(1,937)	$(14,056)
Net change in:
Accounts payable and accrued liabilities	1,360	-	1,860
CASH FLOWS USED IN OPERATING ACTIVITIES	(10,092)	(1,937)	(12,196)
CASH FLOWS FROM FINANCING ACTIVITIES:
Shareholder advances, net	491	-	590
Proceeds from sale of common shares	9,500	2,000	62,500
CASH FLOWS PROVIDED BY FINANCING	9,991	2,000	63,090
NET CHANGE IN CASH	(101)	63	50,894
Cash, beginning of period	50,995	971	-
Cash, end of period	$50,894	$1,034	$50,894
SUPPLEMENTAL CASH FLOW INFORMATION:
Interest paid	$-	$-	$-
Income taxes paid	$-	$-	$-

See accompanying summary of accounting policies and notes to financial statements.

　GLOBAL INDUSTRIES CORP.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
JUNE 30, 2007
(unaudited)

NOTE 1 - BASIS OF PRESENTATION

The accompanying unaudited interim financial statements of Global Industries Corp. (“Global” or the “Company”) have been prepared in accordance with accounting principles generally accepted in the United States of America and the rules of the Securities and Exchange Commission ("SEC"), and should be read in conjunction with the audited financial statements and notes thereto contained in the Company's registration statement filed with the SEC on Form SB-2. In the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of financial position and the results of operations for the interim periods presented have been reflected herein. The results of operations for interim periods are not necessarily indicative of the results to be expected for the full year. Notes to the financial statements which would substantially duplicate the disclosures contained in the audited financial statements for the most recent fiscal year December 31, 2006 as reported in Form SB-2, have been omitted.

NOTE 2 - SHAREHOLDER ADVANCES

During the year ending December 31, 2005 a shareholder/director of the company advanced the company $1,099. $1,000 of the advance was applied to the payment of his purchase of common stock. In the six months ended June 30, 2007, the same shareholder/director advanced the Company another $491. As of June 30, 2007 the total outstanding advance of $590 is non-interest bearing and repayable upon demand.

NOTE 3 - COMMON STOCK

In February, 2006, the Company sold 5,000,000 shares of common stock to its two directors with 2,500,000 each at the par value of $0.001 for total proceeds of $5,000. One of the directors applied $1,000 of his advance to the Company to the purchase of the common stock upon the issuance of the common stock (Note 4). The Company received the remaining payment of $4,000 in May, 2007.

In May, 2007 the Company issued another 550,000 shares of its common stock at $0.01 per share for total proceeds of $5,500.

 REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Global Industries Corp.
(A Development Stage Company)
Vancouver, British Columbia, Canada

We have audited the accompanying balance sheet of Global Industries Corp. (“the Company”) as of December 31, 2006, and the related statements of operations, stockholders’ equity (deficit), and cash flows for the years ended December 31, 2006 and 2005, and the period from April 18, 2002 (Inception) through December 31, 2006.  These financial statements are the responsibility of Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Global Industries Corp. as of December 31, 2006, and the results of its operations and its cash flows for the years ended December 31, 2006 and 2005, and the period from April 18, 2002 (Inception) through December 31, 2006, in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 2 to the financial statements, the Company's absence of significant revenues, recurring losses from operations, and its need for additional financing in order to fund its projected loss in 2007 raise substantial doubt about its ability to continue as a going concern. The 2006 financial statements do not include any adjustments that might result from the outcome of this uncertainty.

LBB & Associates Ltd., LLP
Houston, Texas
July 25, 2007

GLOBAL INDUSTRIES CORP.
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEET

December 31 2006
ASSETS
Current assets
Cash	$50,995
Total current assets	50,995
Total assets	$50,995

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$500
Advances from shareholder	99
Total current liabilities	599
Total liabilities	599

Stockholders' equity:
Common stock, $.001 par value, 25,000,000 shares authorized, 10,200,000 shares issued and outstanding	10,200
Additional paid in capital	46,800
Subscription receivable	(4,000)
Deficit accumulated during the development stage	(2,604)
Total stockholders' equity	50,396
Total liabilities and stockholders' equity	$50,995

See accompanying summary of accounting policies and notes to financial statements.

GLOBAL INDUSTRIES CORP.
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF OPERATIONS
Years Ended December 31, 2006 and 2005
Period from April 18, 2002 (Inception) through December 31, 2006

	Year ended December 31,	Year ended December 31,	Inception through December 31,
	2006	2005	2006
Expenses:
General and administrative	$2,476	$128	$2,604
Net loss	$2,476	$128	$2,604
Net loss per share:
Basic and diluted	$(0.00)	$-
Weighted average shares outstanding:
Basic and diluted	6,813,151	-

See accompanying summary of accounting policies and notes to financial statements.

GLOBAL INDUSTRIES CORP.
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)
Period from April 18, 2002 (Inception) through December 31, 2006

	Common stock Shares	Amount	Additional paid in capital	Subscription receivable	Deficit accumulated during the development stage	Total
Balance, April 18, 2002	-	$-	$-	$-	$-	$-
Net loss for the year ended December 31, 2005	-	-	-	-	(128)	(128)
Balance, December 31, 2005	-	-	-	-	(128)	(128)
Issuance of common shares to founders	5,000,000	5,000	-	(4,000)	-	1,000
Issuance of common stock for cash	5,200,000	5,200	46,800	-	-	52,000
Net loss	-	-	-	-	(2,476)	(2,476)
Balance, December 31, 2006	10,200,000	$10,200	$46,800	$(4,000)	$(2,604)	$50,396

See accompanying summary of accounting policies and notes to financial statements.

GLOBAL INDUSTRIES CORP.
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF CASH FLOWS
Years Ended December 31, 2006 and 2005
and From April 18, 2002 (Inception) through December 31, 2006

	Years Ended December 31,		Inception through December 31,
	2006	2005	2006
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(2,476)	$(128)	$(2,604)
Net change in:
Accounts payable and accrued liabilities	500	-	500
CASH FLOWS USED IN OPERATING ACTIVITIES	(1,976)	(128)	(2,104)

CASH FLOWS FROM FINANCING ACTIVITIES:
Shareholder advances, net	-	1,099	1,099
Proceeds from sale of common shares	52,000	-	52,000
CASH FLOWS PROVIDED BY FINANCING	52,000	1,099	53,099

NET CHANGE IN CASH	50,024	-	50,995
Cash, beginning of period	971	-	-
Cash, end of period	$50,995	$971	$50,995

SUPPLEMENTAL CASH FLOW INFORMATION:
Interest paid	$-	$-	$-
Income taxes paid	$-	$-	$-

NON-CASH TRANSACTIONS
Conversion of shareholder advance to common shares	$1,000	$-	$1,000

See accompanying summary of accounting policies and notes to financial statements.

GLOBAL INDUSTRIES CORP.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF ACCOUNTING POLICIES

Nature of Business

Global Industries Corp. (the “Company”) was incorporated in Nevada in April 18, 2002 and extra provincially registered in British Columbia Canada under Privatekits.com Inc. and has only just commenced operations.

Privatekits.com Inc. is a web based firm that offers confidential, FDA approved home testing products for detection of Hepatitis C, pregnancy, and HIV. Privatekits.com offers Home Access brand HIV-1 test kits which is the only home test approved by the FDA for home distribution in the United States.

Cash and Cash Equivalents

Cash and cash equivalents include cash and all highly liquid financial instruments with purchased maturities of three months or less.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenue Recognition

The Company recognizes revenue when persuasive evidence of an arrangement exists, services have been performed, the sales price is fixed or determinable and collectibility is probable.

Income Taxes

Income taxes are computed using the asset and liability method. Under the asset and liability method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using the currently enacted tax rates and laws. A valuation allowance is provided for the amount of deferred tax assets that, based on available evidence, are not expected to be realized.

Basic Loss Per Share

Basic loss per share has been calculated based on the weighted average number of shares of common stock outstanding during the period.

Recent Accounting Pronouncements

The Company does not expect the adoption of recently issued accounting pronouncements to have a significant impact on its results of operations, financial position or cash flow.

NOTE 2 - GOING CONCERN

The Company’s financial statements have been presented on the basis that it is a going concern, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. The Company has incurred net losses of $2,476 and $128 for each of the years ended December 31, 2006 and 2005, and has an accumulated deficit of $2,604 at December 31, 2006. This condition raises substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of these uncertainties.

There are no assurances that the Company will be able to either (1) achieve a level of revenues adequate to generate sufficient cash flow from operations; or (2) obtain additional financing through either private placement, public offerings and/or bank financing necessary to support the Company's working capital requirements. To the extent that funds generated from operations and any private placements, public offerings and/or bank financing are insufficient, the Company will have to raise additional working capital. No assurance can be given that additional financing will be available, or if available, will be on terms acceptable to the Company. If adequate working capital is not available the Company may be required to curtail its operations.

NOTE 3 - INCOME TAXES

The Company follows Statement of Financial Accounting Standards Number 109 (SFAS 109), "Accounting for Income Taxes." Deferred income taxes reflect the net effect of (a) temporary difference between carrying amounts of assets and liabilities for financial purposes and the amounts used for income tax reporting purposes, and (b) net operating loss carryforwards. No net provision for refundable Federal income tax has been made in the accompanying statement of loss because no recoverable taxes were paid previously. Similarly, no deferred tax asset attributable to the net operating loss carryforward has been recognized, as it is not deemed likely to be realized.

The provision for refundable Federal income tax consists of the following:

	December 31, 2006	December 31, 2005
Refundable Federal income tax attributable to:
Current operations	$ 842	$ 44
Less, change in valuation allowance	(842)	(44)
Net refundable amount	$ -	$ -

The cumulative tax effect at the expected rate of 34% of significant items comprising our net deferred tax amount is as follows:

December 31, 2006
Deferred tax asset attributable to:
Net operating loss carryover	$ 886
Less, valuation allowance	(886)
Net deferred tax asset	$ -

December 31, 2006, the Company had an unused net operating loss carryover approximating $2,600 that is available to offset future taxable income; it expires beginning in 2025.

NOTE 4 - SHAREHOLDER ADVANCES

During the year ending December 31, 2005 a shareholder/director of the company advanced the company $1,099, $1,000 of the advance was applied to the payment of his purchase of common stock (Note 6). The remaining $99 is non-interest bearing and repayable upon demand.

NOTE 5 - RELATED PARTY TRANSACTIONS

The Company neither owns nor leases any real or personal property, and a related party has provided office services without charge. Such costs are immaterial to the financial statements and accordingly are not reflected herein. The officers and directors are involved in other business activities and most likely will become involved in other business activities in the future.

NOTE 6 - COMMON STOCK

In February, 2006, the Company sold 5,000,000 shares of common stock to its two directors with 2,500,000 each at the par value of $0.001 for total proceeds of $5,000. One of the directors applied $1,000 of his advance to the Company to the purchase of the common stock upon the issuance of the common stock (Note 4). The Company received the remaining payment of $4,000 in May, 2007.

Between February and November, 2006, the Company raised $52,000 by selling subscriptions for 5,200,000 shares of its common stock at $0.01 per share.

NOTE 7 – SUBSEQUENT EVENT (unaudited)

In April and May 2007 the company raised an additional $5,500 by selling subscriptions for 550,000 shares of its common stock at $0.01 per share. The shares were issued in 2007.

DEALER PROSPECTUS DELIVERY OBLIGATION

Until ninety (90) days after the later of (1) the effective date of the registration statement or (2) the first date on which the securities are offered publicly, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a Prospectus. This is in addition to the dealers' obligation to deliver a Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

See Indemnification of Directors and Officers above.

ITEM 25.   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the expenses in connection with this registration statement. All of such expenses are estimates, other than the filing fees payable to the Securities and Exchange Commission.

Description	Amount to be Paid

Filing Fee - Securities and Exchange Commission	$ 17.66
Attorney's fees and expenses	35,000.00	*
Accountant's fees and expenses	10,000.00	*
Transfer agent's and registrar fees and expenses	1,500.00	*
Printing and engraving expenses	1,500.00	*
Miscellaneous expenses	5,000.00	*
	======================
Total	$ 50,317.66

 * Estimated

ITEM 26.   RECENT SALES OF UNREGISTERED SECURITIES

On or around February 28, 2006, we sold Shane Whittle, our Chief Executive Officer and Director, two million five hundred thousand (2,500,000) shares of common stock and Jason Freeman, our Chief Technical Officer and Director, two million five hundred thousand (2,500,000) shares of restricted common stock in consideration for $5,000 or $0.001 per share.  We claim an exemption from registration afforded by Regulation S of the Securities Act of 1933, as amended (“Regulation S”), for the above issuances, since the issuances were made to non-U.S. persons (as defined under Rule 902 section (k)(2)(i) of Regulation S), pursuant to an offshore transaction, and no directed selling efforts were made in the United States by the issuer, a distributor, any of their respective affiliates, or any person acting on behalf of any of the foregoing.

From May 2006 to April 2007, we sold an aggregate of 5,750,000 shares of common stock to twenty-eight (28) offshore shareholders for an aggregate of $57,500 or $0.01 per share.  We claim an exemption from registration afforded by Regulation S, for the above issuances, since the issuances were made to non-U.S. persons (as defined under Rule 902 section (k)(2)(i) of Regulation S), pursuant to offshore transactions, and no directed selling efforts were made in the United States by the issuer, a distributor, any of their respective affiliates, or any person acting on behalf of any of the foregoing.

ITEM 27. EXHIBITS

Exhibit Number                    Description of Exhibit

Exhibit 3.1*	Articles of Incorporation

Exhibit 3.2*	Certificate of Registration – British Columbia

Exhibit 3.3*	Bylaws

Exhibit 5.1*	Opinion and consent of The Loev Law Firm, PC re: the legality of the shares being registered

Exhibit 23.1*	Consent of LBB & Associates Ltd., LLP, Certified Public Accountants

Exhibit 23.2*	Consent of The Loev Law Firm, PC (included in Exhibit 5.1)

  *   Filed as an exhibit to this SB-2 Registration Statement.

ITEM 28. UNDERTAKINGS

The undersigned registrant hereby undertakes:

1.           To file, during any period in which offers or sales are being made, a post effective amendment to this Registration Statement:

(a)           To include any prospectus required by Section 10(a)(3) of the Securities Act;

(b)           To reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and rise represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(c)           To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material changes to such information in the Registration Statement.

2.           For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

3.           To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

4.           For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.           Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;

ii.           Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

iii.           The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

iv.           Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

5.           Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer of controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

6.           For determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant under Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.

7.           For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

8.           That, for the purpose of determining liability under the Securities Act to any purchaser:

a). If the small business issuer is relying on Rule 430B:

1.           Each prospectus filed by the undersigned small business issuer pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

2.           Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

b). If the small business issuer is subject to Rule 430C:

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements of filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned in the City of Vancouver, British Columbia, Canada, October 23, 2007.

GLOBAL INDUSTRIES CORP.

By: /s/ Shane Whittle
Shane Whittle
Chief Executive Officer (Principal Executive Officer), President, Principal Accounting Officer, Secretary and Director

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

By: /s/ Shane Whittle
Shane Whittle
Chief Executive Officer (Principal Executive Officer)
President, Principal Accounting Officer,
Secretary and Director

October 23, 2007

By: /s/ Jason Freeman
Jason Freeman
Chief Technical Officer and Director

October 23, 2007

EXHIBIT INDEX

Exhibit 3.1*	Articles of Incorporation

Exhibit 3.2*	Certificate of Registration – British Columbia

Exhibit 3.3*	Bylaws

Exhibit 5.1*	Opinion and consent of The Loev Law Firm, PC re: the legality of the shares being registered

Exhibit 23.1*	Consent of LBB & Associates Ltd., LLP, Certified Public Accountants

Exhibit 23.2*	Consent of The Loev Law Firm, PC (included in Exhibit 5.1)

 * Filed as an exhibit to this Form SB-2 Registration Statement.